Exhibit 10.3

Biolase, Inc.

2002 Stock Incentive Plan

Option Award Notice

[Name of Optionee]

You have been awarded an option to purchase shares of Common Stock of Biolase, Inc. (the “Company”) pursuant to the terms and conditions of the Biolase, Inc. 2002 Stock Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”).  The Stock Option Agreement is attached hereto and the Plan and Stock Option Agreement are available on Solium.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:

You have been awarded a Nonqualified Stock Option to purchase from the Company [____] shares of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 6.2 of the Agreement.

Option Date:	[____________________, _____]
Exercise Price:	$[______________] per share, subject to adjustment as provided in Section 6.2 of the Agreement.
Time-Based Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and Optionee, [50%] of the number of shares of Common Stock subject to the Option on the Option Date shall vest (i) on the first anniversary of the Option Date with respect to one-fourth of the number of shares subject thereto on the Option Date and (ii) in monthly installments on the last day of each month over a thirty-six month period, commencing on the thirteenth month following the Option Date, with respect to the remaining three-quarters of the number of shares subject thereto on the Option Date.

Performance-Based Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company or any of its Subsidiaries and the Optionee, [50%] of the number of shares of Common Stock subject to the Option on the Option Date shall vest upon the achievement of specific annual Company performance criteria as follows:  [PERFORMANCE-BASED VESTING SCHEDULE].

Termination of Employment:

The time-based vesting schedule and performance-based vesting schedule shall each be subject to the requirement that you are, and have been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company's or its Subsidiaries' policies): (A) employed by the Company or any of its Subsidiaries; (B) serving as a Non-Employee Director; or (C) providing services to the Company or any of its Subsidiaries as an independent contractor, in each case, from the Option Date through and including the applicable vesting date.

Expiration Date:

Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the

Agreement, the Option shall terminate at 5:00 p.m., U.S. Pacific time, on the tenth anniversary of the Option Date.

BIOLASE, INC.

By: _______________________

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Biolase, Inc. at the address stated herein, I hereby accept the Option granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________

Optionee

__________________________________

Date

Biolase, Inc.

4 Cromwell

Irvine, California, 92618

Attention:  Director of Financial Reporting

Biolase, Inc.
2002 Stock Incentive Plan

Stock Option Agreement

Biolase, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Biolase, Inc. 2002 Stock Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan.  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.Option Subject to Acceptance of Agreement.  The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company.

2.Time and Manner of Exercise of Option.

2.1.Maximum Term of Option.  In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2.Vesting and Exercise of Option.  The Option shall become vested and exercisable in accordance with the vesting schedules set forth in the Award Notice (collectively, the “Vesting Schedule”).  The period of time prior to the full vesting of the Option shall be referred to herein as the “Vesting Period.”  Subject to Section 2.2(d), immediately upon the Optionee’s termination of employment for any reason, the Option shall terminate with respect to the unvested portion of the Option on the effective date of such termination of employment.  The Option shall be exercisable following a termination of Optionee’s employment according to the following terms and conditions:

(a)Termination due to Death or Permanent Disability.  If Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of Optionee’s death or a termination by the Company due to Permanent Disability, the Option, only to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date.

(b)Termination other than for Misconduct, Death or Permanent Disability.  Subject to Section 2.2(d), if Optionee’s employment with the Company terminates prior to the end of the Vesting Period by reason of a termination of Optionee’s employment (i) by the Company for any reason other than for Misconduct, death or Permanent Disability or (ii) by the Optionee for any reason, the Option, only to the extent vested on the effective date of such termination of employment, may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is ninety (90) days after the date of such termination of employment and (ii) the Expiration Date; provided, however, that if the Optionee terminates employment voluntarily and does not give the Company at least (y) 30 days notice if Optionee is a manager or (z) 14 days notice if Optionee is not a manager, then the Option shall terminate immediately upon such termination of employment.

(c)Misconduct.  If Optionee’s employment with the Company terminates by reason of the Company’s termination of Optionee’s employment for Misconduct or if the Optionee otherwise engages in Misconduct (as determined by the Plan Administrator), then the Option, whether or not vested, shall terminate immediately upon such termination of employment.

(d)Change in Control.

(i)Immediately prior to the effective date of a Change in Control, the Option shall vest and become exercisable for all of the shares subject to the Option and may be exercised for any or all of those shares or, at the election of the Company, the Optionee shall receive, in full settlement for such Option, a cash payment in an amount equal to the aggregate number of shares of Common Stock then subject to the Option multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the Exercise Price.  Notwithstanding anything herein to the contrary, the Option shall not vest and become exercisable on an accelerated basis if and to the extent: (i) the Option is assumed by the successor corporation (or parent thereof) or is otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) the Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares subject to the Option that were not otherwise exercisable at the time of the Change in Control (the excess of the Fair Market Value of  such shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout of that spread no later than the time the Option would have vested and become exercisable for those shares.

(ii)Immediately following the consummation of the Change in Control, the Option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

(iii)If the Option is assumed or otherwise continued in effect in connection with a Change in Control, then the Option shall be appropriately adjusted, upon such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the Option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, subject to Section 409A of the Code.  To the extent that the holders of Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation (or its parent) may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.  In the event the Option is assumed or otherwise continued pursuant to this Agreement and the terms of the Plan and the Company terminates Optionee’s employment due to an Involuntary Termination within 24 months following such Change in Control and Optionee executes and does not revoke a waiver and release of claims in the form prescribed by the Company within 60 days after the date of such termination, the Option shall be 100% vested upon such termination of employment, and the Option may thereafter be exercised by Optionee until and including the earlier to occur of (i) the date which is one year after the date of termination of employment and (ii) the Expiration Date.

(iv)This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

2.3.Method of Exercise.  Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (iv) by a combination of (i) or (ii), and (b) by executing such documents as the Company may reasonably request.  No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 6.1, have been paid.

2.4.Termination of Option.  In no event may the Option be exercised after it terminates as set forth in this Section 2.4.  The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or exercised pursuant to Section 2.3, on the Expiration Date.  Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3.Transfer Restrictions and Investment Representations.

3.1.Nontransferability of Option.  The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company.  Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2.Investment Representation.  Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of any purchase of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.  As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Plan Administrator shall in its sole discretion deem necessary or advisable.

4.Covenants of Employee.

4.1Covenant Not to Compete. Optionee recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Optionee be restrained from competing against the Company during the term of Optionee’s employment with the Company and for a period of two years following Optionee’s employment with the Company (“Noncompetition Period”).  Therefore, in consideration for the Option and other good and valuable consideration, Optionee agrees that, during the Noncompetition Period, Optionee will not engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.  For purposes of this Agreement, the term “Competing Business” shall mean:  (a) any person, corporation or other entity which sells or attempts to sell, or provides or attempts to provide any products and/or services which are the same as or similar to the products and/or services sold or provided by the Company; or (b) any person, corporation, or other entity that solicits, trades with, advises, calls upon or otherwise does or attempts to do, directly or indirectly, business with any clients, customers or accounts of the Company, its successors, assigns or affiliates that have done business with the Company at any time or from time to time; or (c) any person, corporation or other entity engaged in the same or similar business as the business of the Company.

4.2Covenant Not to Use Trade Secret Information to Solicit Customers or Clients. Optionee recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships and good will with existing and prospective customers or clients and developing a list of its customers or clients and prospective customers or clients, which list is not available to the general public and which constitutes a Trade Secret under the California Uniform Trade Secret Act (California Civil Code § 3426, et seq.).  Optionee further recognizes and acknowledges that the aforesaid list may contain other information about the customers or clients and prospective customers or clients not available to the general public and that Optionee may be privileged to this list. Optionee also recognizes and acknowledges that many of the Company's competitors could not recreate this list without substantial efforts, that the Company's business would be irreparably and greatly damaged by the use of this information other than for its benefit, and that it is essential for the proper protection of the business of the Company that Optionee be restrained from soliciting the trade of or trading with the customers or clients of the Company.  Therefore, in consideration for the Option and other good and valuable consideration, Optionee agrees that Optionee will not, directly or indirectly use the Company’s trade secrets to solicit the trade of, or trade with, or do business with, or attempt to solicit the trade of any of the Company's customers or clients or prospective customers or clients except for the Company's benefit, and except to the extent that Optionee traded with or did business with any such customer or client or prospective customer or client prior to the date upon which said Optionee was engaged to perform services for and on behalf of the Company.  Optionee also agrees not to utilize in any manner other than for the benefit of the Company, or provide access to anyone in any Competing Business (as previously defined), the Company’s list of customers, or any information contained in that list.

4.3Covenant Not to Solicit Employees. Optionee recognizes and acknowledges that the Company has expended and will expend considerable and significant amounts of time and money establishing relationships with and/or training its employees. Optionee recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Optionee be restrained from soliciting any employee of the Company to leave the employ of the Company. Therefore, in consideration for the Option and other good and valuable consideration, Optionee agrees that, during the term of Optionee’s employment with the Company, and during the Noncompetition Period, Optionee will not solicit, or attempt to solicit, any employee of the Company to leave the Company for any reason whatsoever.

4.4Extension.  Because the protection of the Company’s trade secret and confidential information requires that Optionee not perform the activities described in Sections 4.1 through 4.3 for the full Noncompetition Period, Optionee agrees that the Noncompetition Period provided in Section 4 shall be extended for any time during which Optionee breaches this Agreement, such that Optionee does not perform the proscribed activities for a time period equal to the full amount of time provided in Section 4.

4.5Covenant Not to Violate Corporate Confidences.

(a)Optionee recognizes and acknowledges that (a) during the term of Optionee’s employment with the Company, it may be necessary for Optionee to acquire, and during the course of Optionee’s previous work for or on behalf of the Company prior to the commencement of this Agreement, Optionee may have already acquired, information which could include, in whole or in part, information concerning the Company’s sales, sales volume, sales methods, sales proposals, customers or clients and prospective customers or clients (including lists thereof), identity of customers or clients and prospective customers or clients, identity of key personnel in the employ of customers or clients and prospective customers or clients, amount or kind of customer's or client’s purchases from and/or transactions with the Company, the needs and requirements of any or all customers or clients, the terms and conditions under which the Company deals with customers or clients or prospective customers or clients, the terms and conditions under which the Company deals with vendors or suppliers or prospective vendors or suppliers, employee lists, the Company’s sources of supply, the Company’s billing rates, methods, techniques, compositions, ideas, creations, drawings, renderings, plans, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, processes and/or any and all other trade secret, confidential or proprietary information belonging to the Company or relating to the Company’s business(es) and/or affairs, (collectively referred to herein as the “Confidential and Proprietary Information”); (b) this Confidential and Proprietary Information has been compiled by the Company at great expense and over a great amount of time; (c) this Confidential and Proprietary Information derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; (d) the Confidential and Proprietary Information is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; (e) the Confidential and Proprietary Information is the sole and exclusive property of the Company; (f) the use, misappropriation or disclosure of the Confidential and Proprietary Information by Optionee or otherwise would constitute a breach of trust and could cause irreparable injury to the Company; and (g) it is essential to the protection of the Company’s good will and to the maintenance of the Company’s competitive position that the Confidential and Proprietary Information be kept secret and that Optionee not disclose the Confidential and Proprietary Information to others or use the Confidential and Proprietary Information to Optionee’s own advantage or the advantage of others.

(b)In consideration for the Option and other good and valuable consideration, and as a material inducement to the Company to disclose or allow to be known to Optionee some or all of the Confidential and Proprietary Information during the term of Optionee’s employment with the Company (at the Company’s sole and absolute discretion), Optionee hereby agrees that, throughout the term of Optionee’s employment with the Company and following the date of termination of Optionee’s employment with the Company, Optionee will hold and safeguard the Confidential and Proprietary Information in trust for the Company, and not misappropriate or divulge to any person that is not affiliated with the Company, or make available to anyone for use outside the Company’s organization at any time, either during the term of Optionee’s employment with the Company or subsequent to the termination of Optionee’s employment with the Company, except with the express written consent of the

Company or as provided by this agreement, any of the Company's Confidential and Proprietary Information, whether or not developed or created by Optionee.

(c)Optionee further agrees that, upon termination of Optionee’s employment with the Company, or at any time upon request by the Company, Optionee shall surrender to the Company all Company property which said Optionee is then in possession, including any and all tangible evidence of such Confidential and Proprietary Information.

4.6Proprietary Rights.

(a)Optionee agrees that all Work Product, as hereinafter defined, created solely or jointly by Optionee, arising from or relating to any services performed by Optionee for or on behalf of the Company, or in the course Optionee’s performance of Optionee’s duties as an Optionee of the Company, or previously performed by Optionee for or on behalf of the Company, shall be deemed “work made for hire” and shall be the sole and exclusive property of the Company.  Optionee shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing.  In addition, Optionee agrees that all other property, materials, papers, books, records, computer software and programs of the Company, as well as all reproductions thereof, relating to the business and affairs of the Company, or its customers or clients, whether or not prepared by Optionee, shall be the sole and exclusive property of the Company.  Without the prior written consent of the Company, Optionee agrees not to use any such Work Product or other property of the Company for any purpose other than to perform services for or on behalf of the Company.

(b)For purposes of this Agreement, the term “Work Product” shall include but is not limited to all documentation, manuals, materials, creative works, methods, techniques, compositions, ideas, creations, drawings, renderings, plans, improvements, inventions, computer programs and data, system documentation, special hardware, product hardware, related software development, correspondence, letters, notes, notebooks, reports, flowcharts, proposals, financial calculations and formulae, know-how and other information, (including, without limitation, any Confidential and Proprietary Information (as defined herein)), which is created for or on behalf of the Company, in whole or in part, by Optionee, whether or not such Work Product is capable of being copyrighted, patented, trademarked or otherwise protected under applicable law.

(c)Optionee agrees that said Optionee shall assist in every lawful way in protecting or enforcing the Company's rights in and to the Work Product and/or other property of the Company, and in prosecuting and defending appeals, interferences, infringement suits and controversies relating thereto.  The provisions of this Section 4 shall survive the termination of Optionee’s employment with the Company.

4.7Non-disparagement.  In consideration for the Option and other good and valuable consideration,  Optionee agrees not to disparage the Company at any time during or following Optionee’s employment with the Company.  Prohibited actions include, but are not limited to, private or public comments, statements, or writings critical of the Company, any Subsidiary or any affiliate.

4.8Exceptions.  Notwithstanding this Section 4, nothing in this Agreement shall prohibit Optionee from participating in concerted activity under the National Labor Relations Act or disclosing information to government agencies/entities as legally required, and/or from reporting possible violations of federal or state law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the congress, and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation.  Optionee does not need the prior authorization from the

Company to make any such reports or disclosures and Optionee is not required to notify the Company that Optionee has made such reports or disclosures.

4.9Reformation.  If, at any time of enforcement of this Section 4, a court or an arbitrator holds that the restrictions stated herein are unreasonable or unenforceable under circumstances then existing, the parties hereto agree that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the restrictions to the maximum extent permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 4.

5.Clawback of Proceeds.

5.1.Clawback of Proceeds. If, during the one-year period following Optionee’s termination of employment Optionee materially violates any agreement between Optionee and the Company or its Subsidiaries with respect to Section 4 of this Agreement: (i) the Option shall be forfeited and (ii) the Optionee shall immediately remit a cash payment to the Company equal to the difference between (A) the Fair Market Value of a share of Common Stock on the date on which the Company first became aware of such violation or the date of Optionee’s termination of employment, whichever is greater, and (B) the per share Exercise Price, multiplied by (y) the number of shares of Common Stock purchased pursuant to the exercise of the Option. The remedy provided by this Section 5 shall be in addition to and not in lieu of any rights or remedies which the Company may have against the Optionee in respect of a breach by the Optionee of any duty or obligation to the Company.

5.2.Right of Setoff. The Optionee agrees that by accepting the Award Notice the Optionee authorizes the Company and its affiliates to deduct, to the extent permitted by applicable law, any amount or amounts owed by the Optionee pursuant to this Section 5 from any amounts payable by or on behalf of the Company or any affiliate to the Optionee, including, without limitation, any amount payable to the Optionee as salary, wages, vacation pay, bonus or the settlement of the Option or any stock-based award. This right of setoff shall not be an exclusive remedy and the Company’s or an affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Optionee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Optionee or any other remedy.

6.Additional Terms and Conditions.

6.1.Withholding Taxes.

(a)As a condition precedent to the issuance of Common Stock following the exercise of the Option, Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the shares, such amount as the Company determines is required, under all applicable federal, state, local or other laws or regulations, to be withheld and paid over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option.  If Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Optionee.

(b)Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means:  (i) a cash payment to the Company; (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments;

(iii) except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (iv) any combination of (i) or (ii).  Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the minimum amount of the Required Tax Payments, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.    No share of Common Stock or certificate representing a share of Common Stock shall be issued or delivered until the Required Tax Payments have been satisfied in full.

6.2.Adjustment.  If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to the number and/or class of securities subject to the Option and the Exercise Price. Such adjustments to the Option is to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under the Option and in accordance with Section 409A of the Code. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

6.3.Compliance with Applicable Law.  The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.4.Issuance or Delivery of Shares.  Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor.  Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance, except as otherwise provided in Section 6.1.

6.5.Option Confers No Rights as Stockholder.  Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares.  Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

6.6.Option Confers No Rights to Continued Employment.  In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

6.7.Decisions of Board or Plan Administrator.  The Board or the Plan Administrator shall have the right to resolve all questions which may arise in connection with the Option or its exercise.  Any interpretation, determination or other action made or taken by the Board or the Plan Administrator regarding the Plan or this Agreement shall be final, binding and conclusive.

6.8.Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.9.Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Biolase, Inc., Attn: Director of Financial Reporting, 4 Cromwell, Irvine, California, 92618, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.10.Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.11.Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Optionee hereby acknowledges receipt of a copy of the Plan.

6.12.Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

6.13.Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

6.14.Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.15.Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.